ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-199966 Dated December 10, 2015

JPMorgan Chase & Co. Return Optimization Securities

Linked to an equally weighted basket consisting of the iShares® MSCI Emerging Markets ETF and the SPDR® EURO STOXX 50® ETF due on or about January 20, 2017

Investment Description
Return Optimization Securities, which we refer to as the "Securities," are unsecured and unsubordinated debt securities issued by JPMorgan Chase & Co. ("JPMorgan Chase"), with a return linked to the performance of an equally weighted basket (the "Basket") of two funds, consisting of the iShares® MSCI Emerging Markets ETF and the SPDR® EURO STOXX 50® ETF (each, a "Fund"). If the Basket Return is positive, JPMorgan Chase will repay your principal amount at maturity plus pay a return equal to the Basket Return times the Multiplier of 3.00, up to the Maximum Gain of between 19.00% and 21.50%, which will be finalized on the Trade Date and provided in the pricing supplement. If the Basket Return is zero, JPMorgan Chase will repay your principal amount at maturity. However, if the Basket Return is negative, JPMorgan Chase will repay less than your principal amount at maturity, if anything, resulting in a loss of principal that is proportionate to the negative Basket Return. Investing in the Securities involves significant risks. You may lose some or all of your principal amount. You will not receive dividends or other distributions paid on either Fund or any stocks held by either Fund, and the Securities will not pay interest. Any payment on the Securities is subject to the creditworthiness of JPMorgan Chase. If JPMorgan Chase were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features	Key Dates

Enhanced Growth Potential Subject to Maximum Gain — At maturity, the Securities enhance any positive Basket Return, up to the Maximum Gain of between 19.00% and 21.50%, which will be finalized on the Trade Date and provided in the pricing supplement. If the Basket Return is negative, investors will be exposed to the negative Basket Return at maturity.

Full Downside Market Exposure — If the Basket Return is negative, investors will be exposed to the negative Basket Return at maturity and JPMorgan Chase will pay less than your principal amount, if anything, resulting in a loss of principal that is proportionate to the Basket's decline from the Initial Basket Level to the Final Basket Level. You may lose some or all of your principal. Any payment on the Securities is subject to the creditworthiness of JPMorgan Chase.

	Trade Date[1]	December 17, 2015
	Original Issue Date (Settlement Date)[1]	December 22, 2015
	Final Valuation Date[2]	January 17, 2017
	Maturity Date[2]	January 20, 2017
	[1]	Expected. In the event that we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date and/or the Maturity Date will be changed so that the stated term of the Securities remains the same.
	[2]	Subject to postponement in the event of a market disruption event and as described under "General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings" and "General Terms of Notes — Postponement of a Payment Date" in the accompanying product supplement no. UBS-1a-I

THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. JPMORGAN CHASE IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES HAVE DOWNSIDE MARKET RISK SIMILAR TO THE BASKET. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF JPMORGAN CHASE. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER "KEY RISKS" BEGINNING ON PAGE 5 AND UNDER "RISK FACTORS" BEGINNING ON PAGE PS-9 OF THE ACCOMPANYING PRODUCT SUPPLEMENT NO. UBS-1A-I AND UNDER "RISK FACTORS" BEGINNING ON PAGE US-2 OF THE ACCOMPANYING UNDERLYING SUPPLEMENT NO. 1A-I BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

Security Offering
We are offering Return Optimization Securities linked to an equally weighted basket consisting of the iShares® MSCI Emerging Markets ETF and the SPDR® EURO STOXX 50® ETF. The Securities are offered for a minimum investment of 100 Securities at the price to public described below. The return on the Securities is subject to, and will not exceed, the Maximum Gain. The Maximum Gain and Initial Basket Level will be finalized on the Trade Date and provided in the pricing supplement. The actual Maximum Gain will not be less than the bottom of the range listed below, but you should be willing to invest in the Securities if the Maximum Gain were set equal to the bottom of that range.

Funds	Bloomberg Ticker	Weight	Initial Share Price	Initial Basket Level	Multiplier	Maximum Gain	CUSIP	ISIN
iShares® MSCI Emerging Markets ETF	EEM	50.00%	•	100	3.00	19.00% to 21.50%	48128A822	US48128A8229
SPDR® EURO STOXX 50® ETF	FEZ	50.00%	•

See "Additional Information about JPMorgan Chase & Co. and the Securities" in this free writing prospectus. The Securities will have the terms specified in the prospectus and the prospectus supplement, each dated November 7, 2014, product supplement no. UBS-1a-I dated November 7, 2014, underlying supplement no. 1a-I dated November 7, 2014 and this free writing prospectus. The terms of the Securities as set forth in this free writing prospectus, to the extent they differ or conflict with those set forth in product supplement no. UBS-1a-I, will supersede the terms set forth in product supplement no. UBS-1a-I.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this free writing prospectus or the accompanying prospectus, prospectus supplement, product supplement no. UBS-1a-I and underlying supplement no 1a-I. Any representation to the contrary is a criminal offense.

	Price to Public[1]		Fees and Commissions[2]		Proceeds to Issuer
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities Linked to a Basket of Funds		$10.00		$0.20		$9.80

[1]	See "Supplemental Use of Proceeds" in this free writing prospectus for information about the components of the price to public of the Securities.
[2]	UBS Financial Services Inc., which we refer to as UBS, will receive selling commissions from us that will not exceed $0.20 per $10 principal amount Security. See "Plan of Distribution (Conflicts of Interest)" beginning on page PS-87 of the accompanying product supplement no. UBS-1a-I, as supplemented by "Supplemental Plan of Distribution" in this free writing prospectus.

If the Securities priced today and assuming a Maximum Gain equal to the middle of the range listed above, the estimated value of the Securities as determined by J.P. Morgan Securities LLC, which we refer to as JPMS, would be approximately $9.737 per $10 principal amount Security. JPMS's estimated value of the Securities, when the terms of the Securities are set, will be provided by JPMS in the pricing supplement and will not be less than $9.50 per $10 principal amount Security. See "JPMS's Estimated Value of the Securities" in this free writing prospectus for additional information.

The Securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Additional Information about JPMorgan Chase & Co. and the Securities

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov and searching company filings for the term "JPMorgan Chase & Co." Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, product supplement no. UBS-1a-I, underlying supplement no. 1a-I and this free writing prospectus if you so request by calling toll-free 866-535-9248.

You may revoke your offer to purchase the Securities at any time prior to the time at which we accept such offer by notifying the agent. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

You should read this free writing prospectus together with the prospectus, as supplemented by the prospectus supplement, each dated November 7, 2014, relating to our Series E medium-term notes of which these Securities are a part, and the more detailed information contained in product supplement no. UBS-1a-I dated November 7, 2014 and underlying supplement no. 1a-I dated November 7, 2014. This free writing prospectus, together with the documents listed below, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the accompanying product supplement no. UBS-1a-I and "Risk Factors" in the accompanying underlying supplement no. 1a-I, as the Securities involve risks not associated with conventional debt securities.

You may access these on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

♦	Product supplement no. UBS-1a-I dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008409/e61360_424b2.pdf
♦	Underlying supplement no. 1a-I dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008410/e61337_424b2.pdf
♦	Prospectus supplement and prospectus, each dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008397/e61348_424b2.pdf

As used in this free writing prospectus, the "Issuer," "JPMorgan Chase," "we," "us" and "our" refer to JPMorgan Chase & Co.

Investor Suitability

The Securities may be suitable for you if, among other considerations:

♦You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire principal amount.

♦You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that has the same downside market risk as a hypothetical investment in the Basket.

♦You believe the level of the Basket will increase over the term of the Securities and that the appreciation is unlikely to exceed an amount equal to the Maximum Gain indicated on the cover hereof (the actual Maximum Gain will be finalized on the Trade Date and provided in pricing supplement and will not be less than the bottom of the range listed on the cover hereof).

♦You understand and accept that your potential return is limited by the Maximum Gain and you would be willing to invest in the Securities if the Maximum Gain were set equal to the bottom of the range indicated on the cover hereof.

♦You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Basket.

♦You do not seek current income from your investment and are willing to forgo dividends paid on the Funds.

♦You are willing and able to hold the Securities to maturity.

♦You accept that there may be little or no secondary market for the Securities and that any secondary market will depend in large part on the price, if any, at which JPMS is willing to trade the Securities.

♦You seek an investment with a return based on the performance of companies located in emerging markets and companies in the Eurozone.

♦You are willing to assume the credit risk of JPMorgan Chase for all payments under the Securities, and understand that if JPMorgan Chase defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Securities may not be suitable for you if, among other considerations:

♦You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire principal amount.

♦You require an investment designed to provide a full return of principal at maturity.

♦You cannot tolerate a loss of all or a substantial portion of your investment , or you are not willing to make an investment that has the same downside market risk as a hypothetical investment in the Basket.

♦You believe the level of the Basket will decline over the term of the Securities, or you believe the Basket will appreciate over the term of the Securities by more than the Maximum Gain indicated on the cover hereof (the actual Maximum Gain will be finalized on the Trade Date and provided in the pricing supplement and will not be less than the bottom of the range listed on the cover hereof).

♦You seek an investment that has unlimited return potential without a cap on appreciation.

♦You would be unwilling to invest in the Securities if the Maximum Gain were set equal to the bottom of the range indicated on the cover hereof.

♦You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Basket.

♦You seek current income from your investment or prefer not to forgo dividends paid on the Funds.

♦You are unable or unwilling to hold the Securities to maturity and seek an investment for which there will be an active secondary market.

♦You do not seek an investment with a return based on the performance of companies located in emerging markets and companies in the Eurozone.

♦You are not willing to assume the credit risk of JPMorgan Chase for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the "Key Risks" beginning on page 5 of this free writing prospectus, "Risk Factors" in the accompanying product supplement no. UBS-1a-I and "Risk Factors" in the accompanying underlying supplement no. 1a-I for risks related to an investment in the Securities.

Indicative Terms
Issuer:	JPMorgan Chase & Co.
Issue Price:	$10.00 per Security (subject to a minimum purchase of 100 Securities or $1,000)
Principal Amount:	$10.00 per Security. The payment at maturity will be based on the principal amount.
Basket:	The Securities are linked to the performance of an equally weighted basket ("the Basket") of two funds. The funds included in the Basket (each, a "Fund"), along with their respective weightings, are set forth below.
	Funds	Weight
	iShares® MSCI Emerging Markets ETF	50.00%
	SPDR® EURO STOXX 50® ETF	50.00%
Term[1]:	Approximately 13 months
Payment at Maturity (per $10 principal amount Security):

If the Basket Return is positive, JPMorgan Chase will pay you a cash payment at maturity per $10 principal amount Security equal to:

$10.00 + ($10.00 × Basket Return × Multiplier)

provided, however, that in no event will JPMorgan Chase pay you at maturity an amount greater than:

$10.00 + ($10.00 × Maximum Gain)

If the Basket Return is zero, JPMorgan Chase will pay you a cash payment at maturity of $10.00 per $10 principal amount Security.

If the Basket Return is negative, JPMorgan Chase will pay you a cash payment at maturity per $10 principal amount Security equal to:

$10.00 + ($10.00 × Basket Return)

In this scenario, you will be exposed to the decline of the Basket and you will lose some or all of your principal amount in an amount proportionate to the negative Basket Return.

Basket Return:	(Final Basket Level - Initial Basket Level) Initial Basket Level
Multiplier:	3.00
Maximum Gain:	Between 19.00% and 21.50%. The actual Maximum Gain will be finalized on the Trade Date and provided in the pricing supplement and will not be less than 19.00% or greater than 21.50%. In no event will the return on the Principal Amount be greater than the Maximum Gain.
Initial Basket Level:	Set equal to 100 on the Trade Date
Final Basket Level:	The closing level of the Basket on the Final Valuation Date
Closing Level of the Basket:

The closing level of the Basket on the Final Valuation Date will be calculated as follows:

100 × [1 + (Fund Return of iShares® MSCI Emerging Markets ETF × 50.00%) + (Fund Return of SPDR® EURO STOXX 50® ETF × 50.00%)]

Fund Return:	With respect to each Fund: (Final Share Price - Initial Share Price) Initial Share Price
Initial Share Price:	With respect to each Fund, the closing price of one share of that Fund on the Trade Date
Final Share Price:	With respect to each Fund, the closing price[2] of one share of that Fund on the Final Valuation Date
Share Adjustment Factor[2]	With respect to each Fund, the Share Adjustment Factor is referenced in determining the closing price of one share of that Fund. The Share Adjustment Factor for each Fund is set initially at 1.0 on the Trade Date.
[1] See footnote 1 under "Key Dates" on the front cover
[2] The closing price and the Share Adjustment Factor of each Fund are subject to adjustments in the case of certain events described in the accompanying product supplement no. UBS-1a-I under "The Underlyings — Funds — Anti-Dilution Adjustments."

Investment Timeline
Trade Date	The Initial Share Price of each Fund is observed, the Initial Basket Level is set equal to 100 and the Maximum Gain is determined.

Maturity Date

The Final Share Price of each Fund, the Final Basket Level and the Basket Return are determined.

If the Basket Return is positive, JPMorgan Chase will pay you a cash payment at maturity per $10 principal amount Security equal to:

$10.00 + ($10.00 × Basket Return × Multiplier)

provided, however, that in no event will you receive at maturity an amount greater than:

$10.00 + ($10.00 × Maximum Gain)

If the Basket Return is zero, JPMorgan Chase will pay you a cash payment at maturity of $10.00 per $10 principal amount Security.

If the Basket Return is negative, JPMorgan Chase will pay you a cash payment at maturity per $10 principal amount Security equal to:

$10.00 + ($10.00 × Basket Return)

Under these circumstances, you will be exposed to the decline of the Basket and you will lose some or all of your principal amount.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES IS SUBJECT TO THE CREDITWORTHINESS OF JPMORGAN CHASE. IF JPMORGAN CHASE WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

What Are the Tax Consequences of the Securities?

You should review carefully the section entitled "Material U.S. Federal Income Tax Consequences" in the accompanying product supplement no. UBS-1a-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of Securities.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the Securities as "open transactions" that are not debt instruments for U.S. federal income tax purposes, as more fully described in "Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments" in the accompanying product supplement no. UBS-1a-I. Assuming this treatment is respected, subject to the possible application of the "constructive ownership" rules, the gain or loss on your Securities should be treated as long-term capital gain or loss if you hold your Securities for more than a year, whether or not you are an initial purchaser of Securities at the issue price. The Securities could be treated as "constructive ownership transactions" within the meaning of Section 1260 of the Internal Revenue Code of 1986, as amended, in which case any gain recognized in respect of the Securities that would otherwise be long-term capital gain and that was in excess of the "net underlying long-term capital gain" (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over the Securities' term. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the Securities. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules.

The IRS or a court may not respect the treatment of the Securities described above, in which case the timing and character of any income or loss on your Securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of "prepaid forward contracts" and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Withholding under legislation commonly referred to as "FATCA" may (if the Securities are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the Securities.  Notwithstanding anything to the contrary in the accompanying product supplement no. UBS-1a-I, under a recent IRS notice, withholding under FATCA will not apply to payments of gross proceeds (other than any amount treated as interest) of a taxable disposition, including redemption at maturity, of the Securities.  You should consult your tax adviser regarding the potential application of FATCA to the Securities.

Non-U.S. holders should also note that, notwithstanding anything to the contrary in the accompanying product supplement no. UBS-1a-I, recently promulgated Treasury regulations imposing a withholding tax on certain "dividend equivalents" under certain "equity linked instruments" will not apply to the Securities.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Basket or either of the Funds. These risks are explained in more detail in the "Risk Factors" section of the accompanying product supplement no. UBS-1a-I and the "Risk Factors" section of the accompanying underlying supplement no. 1a-I. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

Risks Relating to the Securities Generally

♦	Your Investment in the Securities May Result in a Loss — The Securities differ from ordinary debt securities in that we will not necessarily repay the full principal amount of the Securities. We will pay you the principal amount of your Securities in cash only if the Final Basket Level has not declined below the Initial Basket Level. If the Basket Return is negative, you will lose some or all of your principal amount in an amount proportionate to the negative Basket Return. Accordingly, you could lose up to your entire principal amount.
♦	Credit Risk of JPMorgan Chase & Co. — The Securities are unsecured and unsubordinated debt obligations of the issuer, JPMorgan Chase & Co., and will rank pari passu with all of our other unsecured and unsubordinated obligations. The Securities are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal depends on the ability of JPMorgan Chase & Co. to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of JPMorgan Chase & Co. may affect the market value of the Securities and, in the event JPMorgan Chase & Co. were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.
♦	The Appreciation Potential of the Securities Is Limited by the Maximum Gain — The appreciation potential of the Securities is limited by the Maximum Gain. The Maximum Gain will be finalized on the Trade Date and provided in the pricing supplement and will not be less than the bottom of the range indicated on the front cover of this free writing prospectus. Accordingly, the appreciation potential of the Securities will be limited by the Maximum Gain even if the Basket Return times the Multiplier is greater than the Maximum Gain.

♦	The Multiplier Applies Only if You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, if any, the price you receive likely will not reflect the full economic value of the Multiplier or the Securities themselves, and the return you realize may be less than the product of the performance of the Basket and the Multiplier and may be less than the Basket return, even if that return is positive and does not exceed the Maximum Gain. You can receive the full benefit of the Multiplier, subject to the Maximum Gain, only if you hold your Securities to maturity.
♦	No Interest Payments — JPMorgan Chase will not make any interest payments to you with respect to the Securities.
♦	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent and hedging our obligations under the Securities and making the assumptions used to determine the pricing of the Securities and the estimated value of the Securities when the terms of the Securities are set, which we refer to as JPMS's estimated value. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities. In addition, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the Securities and the value of the Securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the Securities could result in substantial returns for us or our affiliates while the value of the Securities declines. Please refer to "Risk Factors — Risks Relating to Conflicts of Interest" in the accompanying product supplement no. UBS-1a-I for additional information about these risks.
♦	JPMS's Estimated Value of the Securities Will Be Lower Than the Original Issue Price (Price to Public) of the Securities — JPMS's estimated value is only an estimate using several factors. The original issue price of the Securities will exceed JPMS's estimated value of the Securities because costs associated with selling, structuring and hedging the Securities are included in the original issue price of the Securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities and the estimated cost of hedging our obligations under the Securities. See "JPMS's Estimated Value of the Securities" in this free writing prospectus.
♦	JPMS's Estimated Value Does Not Represent Future Values of the Securities and May Differ from Others' Estimates — JPMS's estimated value of the Securities is determined by reference to JPMS's internal pricing models when the terms of the Securities are set. This estimated value is based on market conditions and other relevant factors existing at that time and JPMS's assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for Securities that are greater than or less than JPMS's estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy Securities from you in secondary market transactions. See "JPMS's Estimated Value of the Securities" in this free writing prospectus.
♦	JPMS's Estimated Value Is Not Determined by Reference to Credit Spreads for Our Conventional Fixed-Rate Debt — The internal funding rate used in the determination of JPMS's estimated value of the Securities generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the Securities as well as the higher issuance, operational and ongoing liability management costs of the Securities in comparison to those costs for our conventional fixed-rate debt. If JPMS were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the Securities to be more favorable to you. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the Securities and any secondary market prices of the Securities. See "JPMS's Estimated Value of the Securities" in this free writing prospectus.
♦	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than JPMS's Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the Securities will be partially paid back to you in connection with any repurchases of your Securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our secondary market credit spreads for structured debt issuances. See "Secondary Market Prices of the Securities" in this free writing prospectus for additional information relating to this initial period. Accordingly, the estimated value of your Securities during this initial period may be lower than the value of the Securities as published by JPMS (and which may be shown on your customer account statements).
♦	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the Securities will likely be lower than the original issue price of the Securities because, among other things, secondary market prices take into account our secondary market credit spreads for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Securities. As a result, the price, if any, at which JPMS will be willing to buy Securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Securities.
The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity. See "— Lack of Liquidity" below.
♦	Secondary Market Prices of the Securities Will Be Impacted by Many Economic and Market Factors — The secondary market price of the Securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the price of one share of each of the Funds, including:
♦	any actual or potential change in our creditworthiness or credit spreads;

♦	customary bid-ask spreads for similarly sized trades;
♦	secondary market credit spreads for structured debt issuances;
♦	the actual and expected volatility in the price of one share of each of the Funds;
♦	the time to maturity of the Securities;
♦	the dividend rates on the Funds and the equity securities held by the Funds;
♦	the actual and expected positive or negative correlation between the Funds, or the actual or expected absence of any such correlation;
♦	the occurrence of certain events affecting a Fund that may or may not require an adjustment to the applicable Share Adjustment Factor, including a merger or acquisition;
♦	interest and yield rates in the market generally;
♦	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities held by the Funds trade and the correlation among those rates and prices of the Funds; and
♦	a variety of other economic, financial, political, regulatory and judicial events.
Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Securities, if any, at which JPMS may be willing to purchase your Securities in the secondary market.
♦	Correlation (or Lack of Correlation) of the Funds — Changes in the prices of the Funds may not correlate with each other. At a time when the price of one Fund increases, the price of the other Fund may not increase as much or may even decline. Therefore, in calculating the closing level of the Basket, an increase in the price of one of the Funds may be moderated, or more than offset, by a lesser increase or decline in the price of the other Fund. In addition, high correlation of movements in the prices of the Funds during periods of negative returns among the Funds could have an adverse effect on any payment on the Securities.
♦	Investing in the Securities Is Not Equivalent to Investing in the Funds or the Equity Securities Composing the Funds — Investing in the Securities is not equivalent to investing in the Funds or the equity securities held by the Funds. As an investor in the Securities, you will not have any ownership interest or rights in the Funds or the equity securities held by the Funds, such as voting rights, dividend payments or other distributions.
♦	Your Return on the Securities Will Not Reflect Dividends on the Funds or the Equity Securities Composing the Funds — Your return on the Securities will not reflect the return you would realize if you actually owned the Funds or the equity securities held by the Funds and received the dividends on the Funds or those equity securities. This is because the calculation agent will calculate the amount payable to you at maturity of the Securities by reference to the Final Basket Level, which reflects the closing level of the Basket on the Final Valuation Date without taking into consideration the value of dividends on the Funds or the equity securities held by the Funds.
♦	No Affiliation with the Funds or the Issuers of the Equity Securities Composing the Funds — We are not affiliated with the Funds or, to our knowledge, the issuers of the equity securities composing the Funds. We have not independently verified the information about the Funds or the issuers of the equity securities composing the Funds contained in this free writing prospectus. You should make your own investigation into the Funds and the issuers of the equity securities composing the Funds. We are not responsible for the public disclosure of information by the Funds or the issuers of the equity securities composing the Funds, whether contained in SEC filings or otherwise.
♦	Lack of Liquidity — The Securities will not be listed on any securities exchange. JPMS intends to offer to purchase the Securities in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which JPMS is willing to buy the Securities.
♦	Potentially Inconsistent Research, Opinions or Recommendations by JPMS, UBS or Their Affiliates — JPMS, UBS or their affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities, and that may be revised at any time. Any such research, opinions or recommendations may or may not recommend that investors buy or hold the Funds and could affect the prices of the Funds, and therefore the market value of the Securities.
♦	Tax Treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax adviser about your tax situation.
♦	Potential JPMorgan Chase & Co. Impact on the Market Price of the Funds — Trading or transactions by JPMorgan Chase & Co. or its affiliates in the Funds or in futures, options or other derivative products on the Funds may adversely affect the market values of the Funds and, therefore, the market value of the Securities.
♦	The Final Terms and Valuation of the Securities Will Be Finalized on the Trade Date and Provided in the Pricing Supplement — The final terms of the Securities will be based on relevant market conditions when the terms of the Securities are set and will be finalized on the Trade Date and provided in the pricing supplement. In particular, each of JPMS's estimated value and the Maximum Gain will be finalized on the Trade Date and provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this free writing prospectus. Accordingly, you should consider your potential investment in the Securities based on the minimums for JPMS's estimated value and the Maximum Gain.

Risks Relating to the Funds

♦	There Are Risks Associated with the Funds — Although shares of each Fund are listed for trading on NYSE Arca, Inc. ("NYSE Arca") and a number of similar products have been traded on NYSE Arca and other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Funds or that there will be liquidity in the trading market. The Funds are subject to management risk, which is the risk that the investment strategies of the applicable Fund's investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the shares of the Funds, and consequently, the value of the Securities.
♦	The Performance and Market Value of each Fund, Particularly During Periods of Market Volatility, May Not Correlate with the Performance of that Fund's Underlying Index As Well As the Net Asset Value per Share — Each Fund does not fully replicate its Underlying Index (as defined under "The Funds" below) and may hold securities different from those included in its Underlying Index. In addition, the performance of each Fund will reflect additional transaction costs and fees that are not included in the calculation of its Underlying Index. All of these factors may lead to a lack of correlation between the performance of each Fund and its Underlying Index. In addition, corporate actions with respect to the equity securities underlying a Fund (such as mergers and spin-offs) may impact the variance between the performances of that Fund and its Underlying Index. Finally, because the shares of each Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of each Fund may differ from the net asset value per share of that Fund.
During periods of market volatility, securities underlying each Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of that Fund and the liquidity of that Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of a Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of that Fund. As a result, under these circumstances, the market value of shares of a Fund may vary substantially from the net asset value per share of that Fund. For all of the foregoing reasons, the performance of each Fund may not correlate with the performance of its Underlying Index as well as the net asset value per share of that Fund, which could materially and adversely affect the value of the Securities in the secondary market and/or reduce any payment on the Securities.
♦	Non-U.S. Securities Risk — The equity securities held by the Funds have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC.
♦	Emerging Markets Risk with Respect to the iShares® MSCI Emerging Markets ETF — The equity securities held by the iShares® MSCI Emerging Markets ETF have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
♦	The Securities Are Subject to Currency Exchange Risk — Because the prices of the equity securities held by the Funds are converted into U.S. dollars for purposes of calculating the net asset value of the Funds, holders of the Securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities held by the Funds trade. Your net exposure will depend on the extent to which those currencies strengthen or weaken against the U.S. dollar and the relative weight of equity securities held by the Funds denominated in each of those currencies. If, taking into account the relevant weighting, the U.S. dollar strengthens against those currencies, the prices of the Funds will be adversely affected and any payment on the Securities may be reduced. Of particular importance to potential currency exchange risk are:
♦	existing and expected rates of inflation;
♦	existing and expected interest rate levels;
♦	the balance of payments in the countries issuing those currencies and the United States and between each country and its major trading partners;
♦	political, civil or military unrest in the countries issuing those currencies and the United States; and
♦	the extent of government surpluses or deficits in the countries issuing those currencies and the United States.
All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries issuing those currencies and the United States and other countries important to international trade and finance.
♦	Anti-Dilution Protection Is Limited — Although the calculation agent will adjust the closing price of one share of each Fund for certain events affecting that Fund, the calculation agent is not required to make an adjustment for every event that can affect a Fund. If an event occurs that does not require the calculation agent to adjust the closing price of one share of a Fund, the market value of your Securities and the payment at maturity may be materially and adversely affected.

Hypothetical Examples and Return Table

The following table and hypothetical examples below illustrate the payment at maturity per $10.00 principal amount Security for a hypothetical range of Basket Returns from -100.00% to +100.00%, reflect the Multiplier of 3 and the Initial Basket Level of 100 and assume a Maximum Gain of 20.25% (the midpoint of the range of 19.00% to 21.50%). The actual Maximum Gain will be finalized on the Trade Date and provided in the pricing supplement and will not be less than 19.00% or greater than 21.50%. If the actual Maximum Gain as finalized on the Trade Date is less than 20.25%, the actual maximum payment at maturity on the Securities will be lower than the hypothetical maximum payments at maturity displayed below. The hypothetical payment at maturity examples set forth below are for illustrative purposes only and may not be the actual returns applicable to a purchaser of the Securities. The actual payment at maturity will be determined based on the Initial Basket Level and the Maximum Gain to be finalized on the Trade Date and provided in the pricing supplement and the Final Basket Level on the Final Valuation Date. You should consider carefully whether the Securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

Final Basket Level	Basket Return (%)	Payment at Maturity ($)	Return at Maturity per $10.00 issue price (%)
200.00	100.00%	$12.025	20.25%
190.00	90.00%	$12.025	20.25%
180.00	80.00%	$12.025	20.25%
170.00	70.00%	$12.025	20.25%
160.00	60.00%	$12.025	20.25%
150.00	50.00%	$12.025	20.25%
140.00	40.00%	$12.025	20.25%
130.00	30.00%	$12.025	20.25%
120.00	20.00%	$12.025	20.25%
115.00	15.00%	$12.025	20.25%
110.00	10.00%	$12.025	20.25%
106.75	6.75%	$12.025	20.25%
103.00	3.00%	$10.900	9.00%
102.00	2.00%	$10.600	6.00%
101.00	1.00%	$10.300	3.00%
100.00	0.00%	$10.000	0.00%
95.00	-5.00%	$9.500	-5.00%
90.00	-10.00%	$9.000	-10.00%
80.00	-20.00%	$8.000	-20.00%
70.00	-30.00%	$7.000	-30.00%
60.00	-40.00%	$6.000	-40.00%
50.00	-50.00%	$5.000	-50.00%
40.00	-60.00%	$4.000	-60.00%
30.00	-70.00%	$3.000	-70.00%
20.00	-80.00%	$2.000	-80.00%
10.00	-90.00%	$1.000	-90.00%
0.00	-100.00%	$0.000	-100.00%

Example 1 — The level of the Basket increases by 2% from the Initial Basket Level of 100 to the Final Basket Level of 102.

Because the Multiplier of 3 times the Basket Return of 2% is less than the Maximum Gain of 20.25%, JPMorgan Chase will pay you your principal amount plus a return equal to the Basket Return times the Multiplier, resulting in a payment at maturity of $10.60 per $10 principal amount Security, calculated as follows:

$10.00 + ($10.00 × Basket Return × Multiplier)
$10.00 + ($10.00 × 2% × 3) = $10.60

Example 2 — The level of the Basket increases by 40% from the Initial Basket Level of 100 to the Final Basket Level of 140.

Because the Multiplier of 3 times the Basket Return of 40% is greater than the Maximum Gain of 20.25%, JPMorgan Chase will pay you your principal amount plus a return equal to the Maximum Gain of 20.25%, resulting in a payment at maturity of $12.025 per $10 principal amount Security, calculated as follows:

$10.00 + ($10.00 × Maximum Gain)
$10.00 + ($10.00 × 20.25%) = $12.025

Example 3 — The level of the Basket decreases by 40% from the Initial Basket Level of 100 to the Final Basket Level of 60.

Because the Basket Return is -40%, JPMorgan Chase will pay you a payment at maturity of $6.00 per $10 principal amount Security, calculated as follows:

$10.00 + ($10.00 × Basket Return)
$10.00 + ($10.00 × -40.00%) = $6.00

If the Basket Return is negative, investors will be exposed to the negative Basket Return at maturity, resulting in a loss of principal that is proportionate to the Basket's decline from the Trade Date to the Final Valuation Date. Investors could lose some or all of their principal amount.

The hypothetical returns and hypothetical payments on the Securities shown above apply only if you hold the Securities for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

Hypothetical Examples of Calculations of the Closing Levels of the Basket

The examples below illustrate the hypothetical closing levels of the Basket on the Final Valuation Date under different hypothetical scenarios with the following assumptions (the actual terms will be finalized on the Trade Date and provided in the pricing supplement; amounts have been rounded for ease of reference):

Fund	Weight	Initial Share Price
iShares® MSCI Emerging Markets ETF	50.00%	$100.00*
SPDR® EURO STOXX 50® ETF	50.00%	$100.00*
*The actual Initial Share Prices for each Fund will be determined on the Trade Date and provided in the pricing supplement. The hypothetical Share Price for each Fund of $100.00 has been chosen for illustrative purposes only and may not represent a likely actual Initial Share Price for either Fund. The actual Initial Share Price for each Fund will be based on the closing price of one share of that Fund on the Trade Date and will be provided in the pricing supplement. For historical data regarding the actual closing prices of one share of each Fund, please see the historical information set forth under "The Funds" in this free writing prospectus.

Example 1 — On the Final Valuation Date, the iShares® MSCI Emerging Markets ETF closes at 10% above its Initial Share Price and the SPDR® EURO STOXX 50® ETF closes at 20% above its Initial Share Price.

Fund	Weight	Initial Share Price	Final Share Price	Fund Return
iShares® MSCI Emerging Markets ETF	50.00%	$100.00	$110.00	10%
SPDR® EURO STOXX 50® ETF	50.00%	$100.00	$120.00	20%

Closing Level of the Basket:	100 × [1 + (10% × 50%) + (20% × 50%)] = 115

A closing level of the Basket of 115 represents a 15% increase in the level of the Basket from the Initial Basket Level.

Example 2 — On the Final Valuation Date, the iShares® MSCI Emerging Markets ETF closes at 20% below its Initial Share Price and the SPDR® EURO STOXX 50® ETF closes at 10% below its Initial Share Price.

Fund	Weight	Initial Share Price	Final Share Price	Fund Return
iShares® MSCI Emerging Markets ETF	50.00%	$100.00	$80.00	-20%
SPDR® EURO STOXX 50® ETF	50.00%	$100.00	$90.00	-10%

Closing Level of the Basket:	100 × [1 + (-20% × 50%) + (-10% × 50%)] = 85

A closing level of the Basket of 85 represents a 15% decline in the level of the Basket from the Initial Basket Level.

Example 3 — On the Final Valuation Date, the iShares® MSCI Emerging Markets ETF closes at 50% below its Initial Share Price and the SPDR® EURO STOXX 50® ETF closes at 20% above its Initial Share Price.

Fund	Weight	Initial Share Price	Final Share Price	Fund Return
iShares® MSCI Emerging Markets ETF	50.00%	$100.00	$40.00	-60%
SPDR® EURO STOXX 50® ETF	50.00%	$100.00	$120.00	20%

Closing Level of the Basket:	100 × [1 + (-60% × 50%) + (20% × 50%)] = 8

A closing level of the Basket of 80 represents a 20% decline in the level of the Basket from the Initial Basket Level.

Example 4 — On the Final Valuation Date, the iShares® MSCI Emerging Markets ETF closes at 40% above its Initial Share Price and the SPDR® EURO STOXX 50® ETF closes at 10% below its Initial Share Price.

Fund	Weight	Initial Share Price	Final Share Price	Fund Return
iShares® MSCI Emerging Markets ETF	50.00%	$100.00	$150.00	50%
SPDR® EURO STOXX 50® ETF	50.00%	$100.00	$90.00	-10%

Closing Level of the Basket:	100 × [1 + (50% × 50%) + (-10% × 50%)] = 120

A closing level of the Basket of 120 represents a 20% increase in the level of the Basket from the Initial Basket Level.

The Basket

The following graph shows the daily hypothetical performance of the Basket from January 3, 2005 through December 9, 2015, assuming that the closing level of the Basket on January 3, 2005 was 100 and that the Funds on those dates were weighted as specified in the "Indicative Terms" on page 5 of this free writing prospectus. The hypothetical historical daily Basket performance data in this graph was determined using the closing prices of one share of each Fund reported by the Bloomberg Professional® service ("Bloomberg") for those dates, without independent verification. The hypothetical historical performance of the Basket displayed below is a reflection of the aggregated historical performance of the Funds as described above.

Past performance of the Basket is not indicative of the future performance of the Basket.

The Funds

Included on the following pages is a brief description of the Funds. This information has been obtained from publicly available sources, without independent verification. Set forth below is a table that provides the quarterly high and low closing prices of one share of each Fund. This information given below is for the four calendar quarters in each of 2010, 2011, 2012, 2013 and 2014 and the first, second and third calendar quarters of 2015. Partial data is provided for the fourth calendar quarter of 2015. We obtained the closing price information set forth below from Bloomberg, without independent verification. You should not take the historical prices of either Fund as an indication of future performance.

The iShares® MSCI Emerging Markets ETF

The iShares® MSCI Emerging Markets ETF is an exchange-traded fund of iShares®, Inc. ("iShares"), a registered investment company, which seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization emerging market equities, which we refer to as the Underlying Index with respect to the iShares® MSCI Emerging Markets ETF. The Underlying Index for the iShares® MSCI Emerging Markets ETF is currently the MSCI Emerging Markets Index. The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure equity market performance of global emerging markets. For additional information about the iShares® MSCI Emerging Markets ETF, see the information set forth under "Fund Descriptions — The iShares® MSCI Emerging Markets ETF" in the accompanying underlying supplement no. 1a-I.

Historical Information Regarding iShares® MSCI Emerging Markets ETF

The following table sets forth the quarterly high and low closing prices of one share of the iShares® MSCI Emerging Markets ETF, based on daily closing prices of the iShares® MSCI Emerging Markets ETF as reported by Bloomberg, without independent verification. The closing price of one share of the iShares® MSCI Emerging Markets ETF on December 9, 2015 was $32.68. The actual Initial Share Price of the iShares® MSCI Emerging Markets ETF will be the closing price of one share of the iShares® MSCI Emerging Markets ETF on the Trade Date. We obtained the closing prices of the iShares® MSCI Emerging Markets ETF above and below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for certain actions, such as stock splits. You should not take the historical performance of the iShares® MSCI Emerging Markets ETF as an indication of future performance.

Quarter Begin	Quarter End		Quarterly Closing High	Quarterly Closing Low	Close
1/1/2010	3/31/2010		$43.22	$36.83	$42.12
4/1/2010	6/30/2010		$43.98	$36.16	$37.32
7/1/2010	9/30/2010		$44.77	$37.59	$44.77
10/1/2010	12/31/2010		$48.58	$44.77	$47.62
1/1/2011	3/31/2011		$48.69	$44.63	$48.69
4/1/2011	6/30/2011		$50.21	$45.50	$47.60
7/1/2011	9/30/2011		$48.46	$34.95	$35.07
10/1/2011	12/31/2011		$42.80	$34.36	$37.94
1/1/2012	3/31/2012		$44.76	$38.23	$42.94
4/1/2012	6/30/2012		$43.54	$36.68	$39.19
7/1/2012	9/30/2012		$42.37	$37.42	$41.32
10/1/2012	12/31/2012		$44.35	$40.14	$44.35
1/1/2013	3/31/2013		$45.20	$41.80	$42.78
4/1/2013	6/30/2013		$44.23	$36.63	$38.57
7/1/2013	9/30/2013		$43.29	$37.34	$40.77
10/1/2013	12/31/2013		$43.66	$40.44	$41.77
1/1/2014	3/31/2014		$40.99	$37.09	$40.99
4/1/2014	6/30/2014		$43.95	$40.82	$43.23
7/1/2014	9/30/2014		$45.85	$41.56	$41.56
10/1/2014	12/31/2014		$42.44	$37.73	$39.29
1/1/2015	3/31/2015		$41.07	$37.92	$40.13
4/1/2015	6/30/2015		$44.09	$39.04	$39.62
7/1/2015	9/30/2015		$39.78	$31.32	$32.78
10/1/2015	12/9/2015	*	$36.29	$32.68	$32.68

*	As of the date of this free writing prospectus, available information for the fourth calendar quarter of 2015 includes data for the period from October 1, 2015 through December 9, 2015. Accordingly, the "Quarterly Closing High," "Quarterly Closing Low" and "Close" data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2015.

The graph below illustrates the daily performance of the iShares® MSCI Emerging Markets ETF from January 3, 2005 through December 9, 2015, based on information from Bloomberg, without independent verification.

Past performance of the iShares® MSCI Emerging Markets ETF is not indicative of the future performance of that Fund.

The historical performance of the iShares® MSCI Emerging Markets ETF should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one share of the Fund on the Trade Date or the Final Valuation Date. We cannot give you assurance that the performance of the iShares® MSCI Emerging Markets ETF will result in the return of any of your principal amount.

The SPDR® EURO STOXX 50® ETF

The SPDR® EURO STOXX 50® ETF is an exchange-traded fund of SPDR® Index Shares Funds, a registered investment company, which seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the EURO STOXX 50® Index, which we refer to as the Underlying Index with respect to the SPDR® EURO STOXX 50® ETF. The EURO STOXX 50® Index consists of 50 component stocks of market sector leaders from within the Eurozone For more information about the SPDR® EURO STOXX 50® ETF see the information set forth in " Annex A" to this free writing prospectus.

Historical Information Regarding the SPDR® EURO STOXX 50® ETF

The following table sets forth the quarterly high and low closing prices of one share of the SPDR® EURO STOXX 50® ETF, based on daily closing prices of one share of the SPDR® EURO STOXX 50® ETF as reported by Bloomberg, without independent verification. The closing price of one share of the SPDR® EURO STOXX 50® ETF on December 9, 2015 was $34.98. The actual Initial Share Price of the SPDR® EURO STOXX 50® ETF will be the closing price of one share of the SPDR® EURO STOXX 50® ETF on the Trade Date. We obtained the closing prices of the SPDR® EURO STOXX 50® ETF above and below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for certain actions, such as stock splits. You should not take the historical performance of the SPDR® EURO STOXX 50® ETF as an indication of future performance.

Quarter Begin	Quarter End		Quarterly Closing High	Quarterly Closing Low	Close
1/1/2010	3/31/2010		$43.10	$35.37	$38.90
4/1/2010	6/30/2010		$40.55	$30.01	$30.57
7/1/2010	9/30/2010		$37.16	$30.87	$36.71
10/1/2010	12/31/2010		$40.47	$34.04	$36.84
1/1/2011	3/31/2011		$41.34	$35.28	$40.71
4/1/2011	6/30/2011		$44.03	$37.61	$40.60
7/1/2011	9/30/2011		$41.18	$26.49	$28.28
10/1/2011	12/31/2011		$34.92	$27.24	$29.51
1/1/2012	3/31/2012		$33.92	$28.59	$32.46
4/1/2012	6/30/2012		$32.76	$25.83	$28.22
7/1/2012	9/30/2012		$33.41	$25.47	$31.03
10/1/2012	12/31/2012		$34.79	$30.54	$34.66
1/1/2013	3/31/2013		$36.40	$32.78	$33.04
4/1/2013	6/30/2013		$36.58	$32.44	$33.11
7/1/2013	9/30/2013		$39.13	$32.80	$38.38
10/1/2013	12/31/2013		$42.20	$38.48	$42.20
1/1/2014	3/31/2014		$42.66	$38.94	$42.66
4/1/2014	6/30/2014		$45.11	$42.16	$43.27
7/1/2014	9/30/2014		$43.81	$39.26	$39.70
10/1/2014	12/31/2014		$39.70	$35.94	$36.86
1/1/2015	3/31/2015		$39.67	$34.86	$38.82
4/1/2015	6/30/2015		$40.71	$37.43	$37.43
7/1/2015	9/30/2015		$39.59	$33.18	$33.85
10/1/2015	12/9/2015	*	$37.05	$33.74	$34.98

*	As of the date of this free writing prospectus, available information for the fourth calendar quarter of 2015 includes data for the period from October 1, 2015 through December 9, 2015. Accordingly, the "Quarterly Closing High," "Quarterly Closing Low" and "Close" data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2015.

The graph below illustrates the daily performance of the SPDR® EURO STOXX 50® ETF from January 3, 2005 through December 9, 2015, based on information from Bloomberg, without independent verification.

Past performance of the SPDR® EURO STOXX 50® ETF is not indicative of the future performance of that Fund.

The historical performance of the SPDR® EURO STOXX 50® ETF should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one share of the SPDR® EURO STOXX 50® ETF on the Trade Date or the Final Valuation Date. We cannot give you assurance that the performance of the SPDR® EURO STOXX 50® ETF will result in the return of any of your principal amount.

Supplemental Plan of Distribution

We have agreed to indemnify UBS and JPMS against liabilities under the Securities Act of 1933, as amended, or to contribute to payments that UBS may be required to make relating to these liabilities as described in the prospectus supplement and the prospectus. We will agree that UBS may sell all or a part of the Securities that it purchases from us to the public or its affiliates at the price to public indicated on the cover hereof.

Subject to regulatory constraints, JPMS intends to offer to purchase the Securities in the secondary market, but it is not required to do so.

We or our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities, and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See "Supplemental Use of Proceeds" in this free writing prospectus and "Use of Proceeds and Hedging" beginning on page PS-43 of the accompanying product supplement no. UBS-1a-I.

JPMS's Estimated Value of the Securities

JPMS's estimated value of the Securities set forth on the cover of this free writing prospectus is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the Securities. JPMS's estimated value does not represent a minimum price at which JPMS would be willing to buy your Securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of JPMS's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. For additional information, see "Key Risks — Risks Relating to the Securities Generally — JPMS's Estimated Value Is Not Determined by Reference to Credit Spreads for Our Conventional Fixed-Rate Debt." The value of the derivative or derivatives underlying the economic terms of the Securities is derived from JPMS's internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, JPMS's estimated value of the Securities is determined when the terms of the Securities are set based on market conditions and other relevant factors and assumptions existing at that time. See "Key Risks — Risks Relating to the Securities Generally — JPMS's Estimated Value Does Not Represent Future Values of the Securities and May Differ from Others' Estimates."

JPMS's estimated value of the Securities will be lower than the original issue price of the Securities because costs associated with selling, structuring and hedging the Securities are included in the original issue price of the Securities. These costs include the selling commissions paid to UBS, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities and the estimated cost of hedging our obligations under the Securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the Securities. See "Key Risks — Risks Relating to the Securities Generally — JPMS's Estimated Value of the Securities Will Be Lower Than the Original Issue Price (Price to Public) of the Securities" in this free writing prospectus.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the Securities, see "Key Risks — Risks Relating to the Securities Generally — Secondary Market Prices of the Securities Will Be Impacted by Many Economic and Market Factors" in this free writing prospectus. In addition, we generally expect that some of the costs included in the original issue price of the Securities will be partially paid back to you in connection with any repurchases of your Securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be up to seven months. The length of any such initial period reflects secondary market volumes for the Securities, the structure of the Securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Securities and when these costs are incurred, as determined by JPMS. See "Key Risks — Risks Relating to the Securities Generally — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than JPMS's Then-Current Estimated Value of the Securities for a Limited Time Period."

Supplemental Use of Proceeds

The Securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Securities. See "Hypothetical Examples and Return Table" and "Hypothetical Examples of Calculations of the Closing Levels of the Basket" in this free writing prospectus for an illustration of the risk-return profile of the Securities and "The Basket" and "The Funds" in this free writing prospectus for a description of the market exposure provided by the Securities.

The original issue price of the Securities is equal to JPMS's estimated value of the Securities plus the selling commissions paid to UBS, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities, plus the estimated cost of hedging our obligations under the Securities.

Annex A — THE SPDR® EURO STOXX 50® ETF

We have derived all information contained in this free writing prospectus regarding the SPDR® EURO STOXX 50® ETF from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, SPDR® Index Shares Funds and SSGA Funds Management, Inc. ("SSGA FM"). The SPDR® EURO STOXX 50® ETF is an investment portfolio maintained and managed by SSGA FM, the investment advisor to the SPDR® EURO STOXX 50® ETF. The SPDR® EURO STOXX 50® ETF is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol "FEZ."

SPDR® Index Shares Funds is a registered investment company that consists of numerous separate investment portfolios, including the SPDR® Index Shares Funds. Information provided to or filed with the SEC by the SPDR® EURO STOXX 50® ETF pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92106 and 811-21145, respectively, through the SEC's website at http://www.sec.gov. For additional information regarding the SPDR® EURO STOXX 50® ETF, please see the SPDR® EURO STOXX 50® ETF's prospectus. In addition, information about the SPDR® EURO STOXX 50® ETF, SPDR® Index Shares Funds and SSGA FM may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the SPDR® EURO STOXX 50® ETF website at https://www.spdrs.com/product/fund.seam?ticker=FEZ. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the SPDR® EURO STOXX 50® ETF's website is not incorporated by reference in, and should not be considered a part of, this free writing prospectus.

Investment Objective and Strategy

The SPDR® EURO STOXX 50® ETF's objective is to provide investment results that, before fees and expenses, correspond generally to the total return performance of the EURO STOXX 50® Index. See " Equity Index Descriptions — The EURO STOXX 50® Index" in underlying supplement no. 1a-I for more information about the EURO STOXX 50® Index. The SPDR® EURO STOXX 50® ETF employs a sampling strategy, which means that the SPDR® EURO STOXX 50® ETF is not required to purchase all of the securities represented in the EURO STOXX 50® Index. Instead, the SPDR® EURO STOXX 50® ETF may purchase a subset of the securities in the EURO STOXX 50® Index in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the EURO STOXX 50® Index. The quantity of holdings in the SPDR® EURO STOXX 50® ETF will be based on a number of factors, including asset size of the SPDR® EURO STOXX 50® ETF. Based on its analysis of these factors, SSGA FM may invest the SPDR® EURO STOXX 50® ETF's assets in a subset of securities in the EURO STOXX 50® Index or may invest the SPDR® EURO STOXX 50® ETF's assets in substantially all of the securities represented in the EURO STOXX 50® Index in approximately the same proportions as the EURO STOXX 50® Index. Under normal market conditions, the SPDR® EURO STOXX 50® ETF generally invests substantially all, but at least 80%, of its total assets in the securities composing the EURO STOXX 50® Index. In addition, the SPDR® EURO STOXX 50® ETF may invest in equity securities that are not included in the EURO STOXX 50® Index (including common stock, preferred stock, depository receipts and shares of other investment companies), cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA FM).

The SPDR® EURO STOXX 50® ETF is managed with a passive investment strategy, attempting to track the performance of an unmanaged index of securities, and differs from an actively managed fund, which typically seeks to outperform a benchmark index. As a result, the SPDR® EURO STOXX 50® ETF may hold constituent securities of the EURO STOXX 50® Index regardless of the current or projected performance of a specific security or a particular industry or market sector.

The return of the SPDR® EURO STOXX 50® ETF may not match or achieve a high degree of correlation with the return of the EURO STOXX 50® Index due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. It may take several business days for additions and deletions to the EURO STOXX 50® Index to be reflected in the portfolio composition of the SPDR® EURO STOXX 50® ETF.

Holdings Information

The following tables summarize the SPDR® EURO STOXX 50® ETF's top 10 holdings in individual companies and by sector as of December 9, 2015.

Top 10 Holdings in Individual Securities as of December 9, 2015:

Name	Weight
Total SA	4.84%
Bayer AG	4.40%
Sanofi	4.32%
Anheuser-Busch InBev SA	4.19%
Daimler AG	3.60%
Allianz SE	3.45%
Siemens AG	3.29%
SAP SE	3.24%
Banco Santander S.A.	3.18%
BASF SE	3.04%

Holdings by Sector as of December 9, 2015:

Sector	Percentage of Total Holdings
Financials	26.10%
Industrials	12.12%
Consumer Staples	11.40%
Health Care	11.13%
Consumer Discretionary	10.74%
Energy	6.60%
Telecommunication Services	6.02%
Information Technology	5.79%
Utilities	5.10%
Materials	4.73%
Unassigned	0.08%

The information above was compiled from the SPDR® EURO STOXX 50® ETF's website, without independent verification. Information contained in the SPDR® EURO STOXX 50® ETF's website is not incorporated by reference in, and should not be considered a part of, this free writing prospectus.